Exhibit 99.3

IMAX Corporation Announces Intent to Acquire

Full Ownership of IMAX China Subsidiary

Proposed Transaction to Further Enhance Financial Profile of IMAX Corporation

while Fueling New Growth Opportunities in China

Company to host conference call today at 6:15 p.m. ET to discuss transaction;

details available below and at imax.com/content/investor-relations

NEW YORK – July 12, 2023 – IMAX Corporation (NYSE: IMAX) today announced it has filed a proposal to acquire the outstanding 96.3 million shares in IMAX China (HKSE:1970), a Hong Kong-listed subsidiary established by IMAX Corporation to oversee its business in Greater China, for approximately HK$10 per share in cash / $124 million. The offer represents an approximate 49% premium to the the 30-trading day average closing price. Upon approval of the offer and the scheme of arrangement, IMAX Corporation will own 100% of IMAX China.

The proposed acquisition of IMAX China will enable greater operational flexibility to pursue new growth opportunities and applications of IMAX technology in the Chinese market. The transaction is expected to be accretive to IMAX Corporation immediately following completion; for instance, IMAX Corp. first quarter 2023 Adjusted EBITDA would have been $5 million, or 18%, higher including the IMAX China minority interest. The transaction could also unlock approximately $2 million of annual public company cost savings as well as potential tax efficiencies. IMAX Corporation intends to finance the transaction in full through its internal cash resources and/or external debt financing.

“This deal is a win-win for IMAX Corporation and IMAX China, as it unlocks significant financial benefits for IMAX while offering IMAX China investors a meaningful premium to current market prices,” said Rich Gelfond, CEO of IMAX Corporation. “The public listing of IMAX China raised capital to help fuel a period of tremendous growth for IMAX in China, and this transaction has the potential to usher in a new era of expansion for our brand and technology in this thriving market for entertainment.”

The first commercial IMAX location opened in China in 2007 and IMAX China was established as a subsidiary of IMAX Corporation in 2011. IMAX China attracted financial partners in the market to help drive growth and listed on the Hong Kong Stock Exchange in October 2015. Today, there are more than 770 IMAX commercial locations in Greater China — the most of any market in the world.

The first quarter of 2023 saw the highest grossing first quarter ever for global box office from IMAX screens fueled by the highest grossing Chinese New Year ever, leading to our highest grossing quarter ever for local language films. The Company continues to offer a diverse mix of Hollywood and local language blockbusters across its Chinese network. Hollywood films are securing release dates in China with increasing consistency; according to Maoyan, 26 U.S. films have been approved for release in China year to date, versus 25 for the entirety of 2022.

Upon completion of the transaction, Daniel Manwaring will continue as IMAX China CEO, reporting to Gelfond and overseeing all local business functions, which include distribution, marketing, finance and additional areas focused on the Company’s business interests in China. IMAX China will remain headquartered in Shanghai with offices in Beijing.

The acquisition of IMAX China is subject to customary closing conditions, including the receipt of IMAX China shareholder and other approvals, and is expected to close later this year. The offer has been approved by both IMAX Corporation and IMAX China’s Boards of Directors.

Morgan Stanley is serving as IMAX Corporation’s financial advisor, and Freshfields Bruckhaus Deringer is serving as IMAX Corporation’s legal advisor.

The Company will host a conference call today at 6:15 PM ET to discuss the transaction. This call is being webcast and can be accessed at imax.com/content/investor-relations. To access the call via telephone, interested parties please pre-register here and you will be provided with a dial-in number and unique pin.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, making IMAX’s network among the most important and successful theatrical distribution platforms for major event films around the globe. Streaming technology company SSIMWAVE, an IMAX subsidiary, is a leader in AI-driven video quality solutions for media and entertainment companies.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of March 31, 2023, there were 1,711 IMAX systems (1,631 commercial multiplexes, 12 commercial destinations, 68 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, Filmed For IMAX™, IMAX LIVE™, IMAX Enhanced™, IMAX nXos®, SSIMWAVE® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. For more information, visit www.imax.com. You may also connect with IMAX on Instagram (www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax), YouTube (www.youtube.com/imaxmovies) and LinkedIn (www.linkedin.com/company/imax).

Forward-Looking Statements

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward looking statements include, but are not limited to, statements regarding the benefits of the acquisition, expansion and growth of business, operations and technology, industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada as well as geopolitical conflicts, such as the conflict between Russia and Ukraine; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect its intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability, including with respect to the Russia-Ukraine conflict; the failure to convert IMAX System backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions related to the foregoing; other factors and risks outlined in the Company’s periodic filings with the United States Securities and Exchange Commission or in Canada, the System for Electronic Document Analysis and Retrieval; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward looking statements made in this press release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No statement in this press release should be interpreted to mean that the earnings or financial performance of IMAX Corporation or IMAX China for the current year or future years will necessarily match or exceed the historical or published earnings or financial performance of IMAX Corporation or IMAX China, respectively.

For more information, please contact:

For IMAX:

Investors:

Jennifer Horsley

jhorsley@imax.com

Media:

Mark Jafar

mjafar@imax.com

For IMAX China:

Investors:

IMAX China, Hong Kong

Karen Chan

kchan@imax.com

Media:

IMAX China, Beijing

Frances Fu

ffu@imax.com

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